UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2022

OppFi Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (312) 212-8079

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2022, Opportunity Financial, LLC, a Delaware limited liability company (“OppFi-LLC”) and subsidiary of OppFi Inc., a Delaware corporation (the “Company”), Opportunity Funding SPE V, LLC, a Delaware limited liability company and wholly owned subsidiary of OppFi-LLC (“OF V Borrower”), Opportunity Funding SPE VII, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of OppFi-LLC (“SPE VII Borrower”), and the other credit parties and guarantors thereto, entered into Amendment No. 7 to Revolving Credit Agreement (the “Amendment”), which, among other things, amends that certain Revolving Credit Agreement, dated as of April 15, 2019 (the “Atalaya Credit Agreement”), by and among OppFi-LLC, OF V Borrower, the other credit parties and guarantors thereto, Midtown Madison Management LLC as administrative agent and collateral agent, and the lenders party thereto.

The Amendment amends the Atalaya Credit Agreement to, among other things, increase the size of the facility under the Atalaya Credit Agreement from $75 million to $200 million, replace the use of Adjusted LIBOR Rate with Term SOFR Rate as the benchmark interest rate, and extend the revolving period of the Atalaya Credit Agreement for an additional three years to June 14, 2025. OppFi-LLC intends to use the proceeds of the Amendment to finance receivables growth and repay that certain Revolving Credit Agreement, originally entered into on April 15, 2019 (the “Ares SPV VI Agreement”), by and between OppFi-LLC, Opportunity Funding SPE VI, LLC, a Delaware limited liability company and a wholly owned subsidiary of OppFi-LLC, OppWin, LLC, a Delaware limited liability company and a wholly owned subsidiary of OppFi-LLC, the other credit parties and guarantors thereto, Ares Agent Service, L.P. as administrative agent and collateral agent, and the lenders party thereto.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 14, 2022, OppFi-LLC provided notice of termination of the Ares SPV VI Agreement, effective June 22, 2022. OppFi-LLC intends to use a portion of the proceeds of the Amendment to repay the approximately $39.6 million in outstanding obligations under the Ares SPV VI Agreement, effective as of the termination date thereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information regarding the termination of the Ares SPV VI Agreement set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

Item 7.01. Regulation FD Disclosure.

On June 21, 2022, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1†	Amendment No. 7 to Revolving Credit Agreement and other Credit Documents, dated June 14, 2022, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, Opportunity Funding SPE VII, the other parties thereto and Midtown Madison Management LLC.

99.1	Press Release dated June 21, 2022.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

†	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2022		OPPFI INC.

	By:	/s/ Pamela D. Johnson
	Name:	Pamela D. Johnson
	Title:	Chief Financial Officer